As filed with the Securities and Exchange Commission on March 2, 2001
                                                REGISTRATION  NO. 333-_________

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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                ------------


                                  FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ------------


                           ALAMOSA HOLDINGS, INC.
           (Exact name of registrant as specified in its charter)


         DELAWARE                                   75-2890997
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                 Identification Number)

                              5225 S. LOOP 289
                            LUBBOCK, TEXAS 79424
                               (806) 722-1100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ------------


 ALAMOSA HOLDINGS, INC. AMENDED AND RESTATED 1999 LONG TERM INCENTIVE PLAN
            ALAMOSA HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of Plan)

                             DAVID E. SHARBUTT
                          CHIEF EXECUTIVE OFFICER
                           ALAMOSA HOLDINGS, INC.
                              5225 S. LOOP 289
                            LUBBOCK, TEXAS 79424
                               (806) 722-1100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              With copies to:

                          FRED B. WHITE, III, ESQ.
                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                             FOUR TIMES SQUARE
                          NEW YORK, NEW YORK 10036
                               (212) 735-3000

                                ------------

                       CALCULATION OF REGISTRATION FEE


                                                                PROPOSED
                                         PROPOSED MAXIMUM       MAXIMUM
TITLE OF SECURITIES     AMOUNT TO BE    OFFERING PRICE PER     AGGREGATE         AMOUNT OF
  BE REGISTERED         REGISTERED(1)        SHARE          OFFERING PRICE(2) REGISTRATION FEE
-----------------     ----------------- -----------------  ------------------ ----------------

Amended and Restated  13,000,000 shares       $   10.20     $   132,600,000     $ 33,150
1999 Long Term
Incentive Plan,
Common Stock, par
value $0.01 per
share
-----------------     ----------------- ----------------    ----------------   ----------------
Employee Stock        600,000 shares          $   10.20     $   6,120,000      $ 1,530
Purchase Plan,
Common Stock, par
value $.01 per share
-----------------     ----------------- ----------------    ----------------   ----------------
            Total     13,600,000 shares                                        $ 34,680

(1) There are registered hereby 13,600,000 shares of Common Stock of Alamosa Holdings, Inc. (the "Company"), issuable pursuant to the Company's Amended and Restated 1999 Long-Term Incentive Plan (the "LTIP") and the Company's Employee Stock Purchase Plan (the "ESPP" and, together with the "LTIP", the "Plans"). There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the adjustment provisions of the Plans.

(2) Estimated solely for purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933. The proposed maximum offering price per share is based upon the average of the high and low prices of the Common Stock on February 27, 2001, as reported on the Nasdaq National Market.


                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.     Plan Information.*

ITEM 2.     Registrant Information and Employee Plan Annual Information.*


* The information called for in Part I of Form S-8 will be included in a prospectus to be distributed to participants in the Company's Amended and Restated 1999 Long-Term Incentive Plan and Employee Stock Purchase Plan.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The contents of the following documents filed by Alamosa Holdings, Inc. a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated into this registration statement ("Registration Statement") by reference:

   (a)The Company's prospectus pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended (the "Securities Act") (the "proxy statement-prospectus"), filed January 26, 2001;

   (b)All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999; and

   (c)The description of the Company's common stock, par value $.01 per share (the "Common Stock"), set forth under the caption "Description of Superholdings Capital Stock -- Superholdings Common Stock" in the proxy statement-prospectus.

   All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing date of this Registration Statement and prior to the filing of a post- effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 145 of the Delaware General Corporation Law (the "DGCL") generally provides that a corporation may indemnify directors, officers, employees or agents against liabilities they may incur in such capacities provided certain standards are met, including good faith and the reasonable belief that the particular action was in, or not opposed to, the best interests of the corporation.

   Subsection (a) of Section 145 of the DGCL ("Section 145") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

   Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

   Section 145 further provides that, among other things, to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in Subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify against such liability under Section 145.

   Indemnification as described above shall be granted in a specific case only upon a determination that indemnification is proper under the circumstances using the applicable standard of conduct which is made by (a) a majority of directors who were not parties to such proceeding, (b) independent legal counsel in a written opinion if there are no such disinterested directors or if such disinterested directors so direct, or
(c) the shareholders.

   The Amended and Restated Certificate of Incorporation of the Company provides that the liability of the directors of the Company to the Company or any of its stockholders for monetary damages arising from acts or omissions occurring in their capacity as directors will be limited to the fullest extent permitted by the laws of Delaware or any other applicable law. This limitation does not apply to liability (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

   The Company's Amended and Restated Certificate of Incorporation provides that the Company will indemnify its directors, officers and employees and former directors, officers and employees to the fullest extent permitted by the laws of Delaware or any other applicable law.

   The Company has directors' and officers' liability insurance covering its directors and officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.


ITEM 8.  EXHIBITS.


 EXHIBIT                              DESCRIPTION
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   4.1   Specimen certificate for shares of the Company's common stock, par value $.01 per share, filed as Exhibit 1.3 to the Company's Registration Statement on Form 8-A (Registration No. 000-32357), filed on February 14, 2001, and incorporated herein by reference.

   4.2 Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 1.1 to the Company's Registration Statement on Form 8-A (Registration No. 000-32357), filed on February 14, 2001, and incorporated herein by reference.

   4.3 Amended and Restated Bylaws of the Company, filed as Exhibit 1.2 to the Company's Registration Statement on Form 8-A (Registration No. 000-32357), filed on February 14, 2001, and incorporated herein by reference.

   4.4   The Company's Amended and Restated 1999 Long Term Incentive Plan.

   4.5   The Company's Employee Stock Purchase Plan.

   5.1   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

  23.1   Consent of Melman, Alton & Co.

  23.2   Consent of Aldrich Kilbride & Tatone LLP.

  23.3   Consent of PricewaterhouseCoopers LLP.

  23.4   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
         Exhibit 5.1 opinion).

  24.1   Power of Attorney (included on the signature page hereto).


ITEM 9.  UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   PROVIDED, HOWEVER, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
   Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lubbock, State of Texas, on February 28, 2001.


                       ALAMOSA HOLDINGS, INC.


                       By:   /s/ David E. Sharbutt
                          ---------------------------------
                          Name:  David E. Sharbutt
                          Title: Chairman of the Board of Directors
                                  and Chief Executive Officer



                             POWER OF ATTORNEY

      Each of the undersigned hereby appoints David E. Sharbutt, as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on February 28, 2001.


         SIGNATURE                                TITLE


   /S/ David E. Sharbutt    Director, Chairman of the Board of Directors and
--------------------------- Chief Executive Officer
     David E. Sharbutt      (Principal Executive Officer)

   /s/ Kendall W. Cowan     Chief Financial Officer
---------------------------
     Kendall W. Cowan       (Principal Financial Officer)

  /s/ Michael R. Budagher   Director
---------------------------
    Michael R. Budagher

   /s/ Ray M. Clapp, Jr.    Director
---------------------------
     Ray M. Clapp, Jr.

      /s/ Scotty Hart       Director
---------------------------
        Scotty Hart

      /s/ Thomas Hyde       Director
---------------------------
        Thomas Hyde

 /s/ Schuyler B. Marshall   Director
---------------------------
   Schuyler B. Marshall

     /s/ Tom M. Phelps      Director
---------------------------
       Tom M. Phelps

  /s/ Michael V. Roberts    Director
---------------------------
    Michael V. Roberts

   /s/ Steven C. Roberts    Director
---------------------------
     Steven C. Roberts

   /s/ Reagan W. Silber     Director
---------------------------
     Reagan W. Silber

    /s/ Jimmy R. White      Director
---------------------------
      Jimmy R. White


    /s/ Don Roberson       Controller
---------------------------
        Don Roberson


                             INDEX TO EXHIBITS


 EXHIBIT                              DESCRIPTION
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   4.1   Specimen certificate for shares of the Company's common stock, par value $.01 per share, filed as Exhibit 1.3 to the Company's Registration Statement on Form 8-A (Registration No. 000-32357), filed on February 14, 2001, and incorporated herein by reference.

   4.2 Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 1.1 to the Company's Registration Statement on Form 8-A (Registration No. 000-32357), filed on February 14, 2001, and incorporated herein by reference.

   4.3 Amended and Restated Bylaws of the Company, filed as Exhibit 1.2 to the Company's Registration Statement on Form 8-A (Registration No. 000-32357), filed on February 14, 2001, and incorporated herein by reference.

   4.4   The Company's Amended and Restated 1999 Long Term Incentive Plan.

   4.5   The Company's Employee Stock Purchase Plan.

   5.1   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

  23.1   Consent of Melman, Alton & Co.

  23.2   Consent of Aldrich Kilbride & Tatone LLP.

  23.3   Consent of PricewaterhouseCoopers LLP.

  23.4   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
         Exhibit 5.1 opinion).

  24.1   Power of Attorney (included on the signature page hereto).